UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2008

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2008, we borrowed $1.75 million from Mercantile Bank, a division of Carolina First Bank, pursuant to the terms of a Term Note due on February 28, 2009. The Term Note bears interest at LIBOR plus 3% and is secured by cash collateral deposited with Mercantile Bank. We currently are in discussions with Mercantile Bank regarding a long-term credit facility.

Item 1.02 Termination of a Material Definitive Agreement.

On December 30, 2008, we prepaid the outstanding balance of our term loan from GE Capital, Inc. and terminated our credit facility with GE Capital. GE Capital had elected not to renew the credit facility, which was due to expire on February 28, 2009.

Item 2.02 Results of Operations and Financial Condition.

On December 30, 2008, we issued a press release announcing our estimated revenues for 2008 and for the fourth quarter of 2008.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: December 30, 2008	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	RTI Biologics, Inc. press release dated December 30, 2008.